EXHIBIT 10.29

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                                 AMENDMENT NO. 1
                                       TO
                          E-COMMERCE VENTURE AGREEMENT

         This Amendment No 1 to E-Commerce Venture Agreement (the "Amendment") is made and entered into on this 14th day of May, 1999, by and between GLOBAL SPORTS INTERACTIVE, INC., a Pennsylvania corporation ("GSI"), and THE SPORTS AUTHORITY, INC., a Delaware corporation ("TSA").

         WHEREAS, the parties hereto are parties to that certain E-Commerce Venture Agreement dated May 7, 1999 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1. AMENDMENTS. Sections 2.11, 3.3, 9.2(e) and 11.2 of the Agreement and the definition of "Fair Market Value" contained in Section 9.5 of the Agreement are amended in their entirety to read as follows:

                  2.11 "Net Sales" shall mean as defined by GAAP in the United States.

                                      * * *

                  3.3. INITIAL CAPITAL CONTRIBUTIONS. The Certificate of Incorporation of TSA.com shall authorize the issuance of up to 16,000 shares of common stock, $.01 par value per share, and no other class of equity securities. The Parties agree to cause TSA.com to issue and sell to (i) GSI 8,001 shares of TSA.com common stock for the aggregate cash purchase price of $[*], (ii) TSA 1,999 shares of TSA.com common stock for the aggregate cash purchase price of $[*] and (iii) TSA 6,000 shares of TSA.com common stock in consideration of the Names (as defined and provided for in the License Agreement) provided that such 6,000 shares shall only be issued and delivered, on or after February 1, 2002, promptly after the first to occur of the following: (a) TSA's gross revenues for any TSA fiscal year, commencing with fiscal year 2001 and fiscal years

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         thereafter, shall exceed $[*] or (b) TSA.com's operating income
         (excluding extraordinary items) for any TSA.com Fiscal Year, commencing with Fiscal Year 2001 and Fiscal Years thereafter, shall exceed $[*].

                                      * * *

                  9.2 (e):

                           (e) TSA shall have the option to terminate this Agreement in the event that (i) either TSA.com's operating income, excluding extraordinary items of income or expense, for the Fiscal Year ended December 31, 2009 shall be less than [*] of TSA.com's Net Sales for the Fiscal Year ended December 31, 2009, or (ii) TSA.com's Net Sales for the Fiscal Year ended December 31, 2009 and determined in accordance with GAAP, shall be less than [*]. In order to exercise such option to terminate this Agreement, TSA shall give GSI written notice of termination during the period commencing January 1, 2010 and ending 30 days after final TSA.com financial statements for the Fiscal year ended December 31, 2009 are delivered to TSA. The Parties agree to cause such financial statements to be prepared and delivered to TSA prior to February 15, 2010.

                                     * * *

                  11.2.    EXCLUSIVE.

                           (a) During the term of this Agreement (i) TSA and its Subsidiaries agree not to engage in the E-Commerce Business except as permitted under Section 2.6(a) of the License Agreement, except that if TSA acquires another business selling sporting goods, athletic footwear and/or athletic apparel and related goods and services either through land based stores or through catalog sales which is engaged in e-commerce business, TSA can continue to operate the e-commerce business of the acquired business until such time, if ever, that TSA changes 50% or more of the acquired business's land based stores to stores operating under the name "The Sports Authority" or any variation thereof, or changes the catalog name to "The Sports Authority" or any variation thereof, (ii) GSI agrees not to engage in and TSA.com shall not engage in the sale of goods over the Internet as a shareholder, partner or investor in any corporation, partnership, limited liability company or other entity or venture which generates in excess of 20% of its revenues from the sale of sporting goods, athletic footwear and athletic apparel (other than with TJX Companies, Inc., Ross Stores, Inc. and any other such party which does not engage in the sale of sporting goods, athletic footwear and athletic apparel in the

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         United States, Canada, Japan, any other nation in which the predominant language is English or any other nation in which TSA, any of its Subsidiaries or any corporation, LLC or other entity or venture in which TSA has more than a 19% interest engages in the sale of sporting goods, athletic footwear and athletic apparel or has announced its intention to commence doing so within six months and in fact does so) (the foregoing shall not prevent GSI from taking the actions permitted in Section 11.2(b)).

                           (b) Until January 1, 2000, GSI agrees to devote its e-commerce related activities to developing the TSA Site and the sites of other retailers which have executed e-commerce services agreements with GSI prior to the date of this Agreement, provided that (i) GSI may enter into additional e-commerce services or e-commerce license agreements with other retailers of sporting goods, athletic footwear or athletic apparel, (ii) GSI may not commence providing any services to develop any web site for such retailers until after the Launch Date (as defined in the E-Commerce Agreement) and (iii) GSI may not launch any web site for such retailers prior to January 1, 2000.

                                      * * *

                  "Fair Market Value" of the TSA.com common stock held by the Seller means (A) the value of the TSA.com common stock, considering TSA.com as a going concern being sold as an entirety, taking into account net worth, past, present and prospective earnings and cash flow, market conditions and prices paid in previous acquisitions of similar businesses and specific valuations given to Internet-related business and considering TSA.com as if TSA.com owned the Customer Data, multiplied by (B) the percentage of the TSA.com common stock held by the Seller.

         2. DELETIONS. The penultimate sentence of Section 3.5 and all of
Section 3.6 of the Agreement are hereby deleted.

         3. CONTINUING EFFECT. Except to the extent expressly amended pursuant to this Amendment, the parties agree that each of the provisions of the Amendment remain in full force and effect.

         4. COUNTERPARTS. This Amendment may be executed in counterparts and both such counterparts taken together shall be deemed to constitute the same instrument.

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         IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on the date first above written.

                                            GLOBAL SPORTS INTERACTIVE, INC.

                                            By: /S/  MICHAEL RUBIN
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            THE SPORTS AUTHORITY, INC.

                                            By: /S/  MARTIN E. HANAKA
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

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